UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2018

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01                                           Other Events.

On May 24, 2018, in connection with the expiration of the registration statement on Form S-3 (File No. 202807) of Egalet Corporation (the “Company”) originally declared effective on February 6, 2015 (the “Prior Registration Statement”), the Company filed a new prospectus supplement (the “Prospectus Supplement”) to the Company’s effective universal shelf registration statement on Form S-3 (File No. 333-209367), filed with the Securities and Exchange Commission on February 3, 2016 and relating to its existing “at the market offering” program (the “ATM Program”) pursuant to the Controlled Equity OfferingSM sales agreement (the “Sales Agreement”) previously entered into on July 2, 2015, by and between the Company and Cantor Fitzgerald & Co. (“Cantor”) as sales agent. The Prospectus Supplement covers the offering of shares of the Company’s common stock, par value $0.001 (“Common Stock”), which remain unsold under its ATM program. Under the Sales Agreement, the Company may offer and sell shares of its Common Stock having an aggregate offering price of up to $30,000,000 from time to time through Cantor as its sales agent. The Prospectus Supplement replaces and supersedes the offering pursuant to the Prior Registration Statement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, including sales made directly on the Nasdaq Global Market or on any other existing trading market for the common stock. In addition, Cantor may sell the common stock by any other method permitted by law, including in negotiated transactions. Subject to the terms and conditions of the Sales Agreement, Cantor will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market, to sell the shares from time to time, based upon the Company’s instructions. The Company has no obligation to sell any shares of Common Stock under the Sales Agreement, and the Company and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice. Cantor will be entitled to compensation at a commission rate of up to 3.0% of the gross sales proceeds of any shares of Common Stock sold under the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by the Sales Agreement, a copy of which is filed with Company’s Form 8-K filed on July 2, 2015, and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy shares of the Company’s Common Stock, and there shall not be any sale of such shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of shares of the Company’s Common Stock is being made only by means of a prospectus and related prospectus supplement.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Dechert LLP.

10.1	Controlled Equity OfferingSM Sales Agreement, dated July 1, 2015, by and the Company and Cantor (incorporated by reference to the Company’s Form 8-K filed on July 2, 2015).

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2018	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

3